UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2013

SELECTIVE INSURANCE GROUP, INC.

(Exact Name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

(973) 948-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Selective Insurance Group, Inc. (the “Company”) has decided to supplement and/or modify the risk factors contained in Item 1A of the Company’s Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission (the “SEC”) and the risk factors contained in the Company's Quarterly Reports on Form 10-Q (the "Quarterly Reports") for each of the quarterly periods ended June 30, 2012 and September 30, 2012 filed with the SEC.

The following risk factors supersede and replace in their entirety the risks contained in Item 1A of our Annual Report and the risk factors contained in our Quarterly Reports.

Any of the following risk factors could cause our actual results to differ materially from historical or anticipated results. They also could have a significant impact on our business, liquidity, capital resources, results of operations, financial condition, and debt ratings. These risk factors also might affect, alter, or change actions that we might take in executing our long-term capital strategy, including but not limited to, contributing capital to any or all of the Insurance Subsidiaries, issuing additional debt and/or equity securities, repurchasing our equity securities, redeeming our fixed income securities, or increasing or decreasing stockholders’ dividends. The following list of risk factors is not exhaustive, and others may exist.

Risks Related to Insurance Segments

The failure of our risk management strategies could have a material adverse effect on our financial condition or results of operations.

We employ a number of risk management strategies to reduce our exposure to risk that include, but are not limited to, the following:

•	Being disciplined in our underwriting practices;
•	Being prudent in our claims management practices and establishing adequate loss and loss expense reserves;
•	Continuing to develop and implement various underwriting tools and automated analytics to examine historical statistical data regarding our insureds and their loss experience to: (i) classify such policies based on that information: (ii) apply that information to current and prospective accounts; and (iii) better predict account profitability; and
•	Purchasing reinsurance.

All of these strategies have inherent limitations. We cannot be certain that an unanticipated event or series of unanticipated events will not occur and result in losses greater than we expect and have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

Our loss reserves may not be adequate to cover actual losses and expenses.

We are required to maintain loss reserves for our estimated liability for losses and loss expenses associated with reported and unreported insurance claims. Our estimates of reserve amounts are based on facts and circumstances that we know, including our expectations of the ultimate settlement and claim administration expenses, predictions of future events, trends in claims severity and frequency, and other subjective factors relating to our insurance policies in force. There is no method for precisely estimating the ultimate liability for settlement of claims. From time-to-time, we adjust reserves and increase them if they are inadequate or reduce them if they are redundant. We cannot be certain that the reserves we establish are adequate or will be adequate in the future. An increase in reserves: (i) reduces net income and stockholders’ equity for the period in which the reserves are increased; and (ii) could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

We are subject to losses from catastrophic events.

Our results are subject to losses from natural and man-made catastrophes, including but not limited to: hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods and fires, some of which may be related to climate changes. The frequency and severity of these catastrophes are inherently unpredictable. One year may be relatively free of such events while another may have multiple events. For further discussion regarding man-made catastrophes that relate to terrorism, see the risk factor directly below regarding the potential for significant losses from acts of terrorism.

There is widespread interest among scientists, legislators, regulators, and the public regarding the effect that greenhouse gas emissions may have on our environment, including climate change. If greenhouse gases continue to shift our climate, it is possible that more devastating catastrophic events could occur.

The magnitude of catastrophe losses is determined by the severity of the event and the total amount of insured exposures in the area affected by the event. Most of the risks underwritten by our insurance operations are concentrated geographically in the Eastern and Midwestern regions of the United States, particularly in New Jersey, which represented approximately 23% of our total net premiums written ("NPW") during the year ended December 31, 2012. Catastrophes in the Eastern and Midwestern regions of the United States could adversely impact our financial results, as was the case for the past three years.

Although catastrophes can cause losses in a variety of property and casualty insurance lines, most of our historic catastrophe-related claims have been from commercial property and homeowners coverages. In an effort to limit our exposure to catastrophe losses, we purchase catastrophe reinsurance. Reinsurance could prove inadequate if: (i) the various modeling software programs that we use to analyze the Insurance Subsidiaries’ risk result in an inadequate purchase of reinsurance by us; (ii) a major catastrophe loss exceeds the reinsurance limit or the reinsurers’ financial capacity; or (iii) the frequency of catastrophe losses results in our Insurance Subsidiaries exceeding their one reinstatement on each of the first three layers of the catastrophe treaty. Even after considering our reinsurance protection, our exposure to catastrophe risks could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

We are subject to potential significant losses from acts of terrorism.

The Terrorism Risk Insurance Act of 2002 as modified and extended through the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as "TRIA") requires private insurers and the United States government to share the risk of loss on future acts of terrorism that are certified by the U.S. Secretary of the Treasury. As a Commercial Lines writer, we are required to participate in TRIA. Under TRIA, terrorism coverage is mandatory for all primary workers compensation policies. Insureds with non-workers compensation commercial policies, however, have the option to accept or decline our terrorism coverage or negotiate with us for other terms. In 2012, 87% of our Commercial Lines non-workers compensation policyholders purchased terrorism coverage.

TRIA rescinded all previously approved coverage exclusions for terrorism. Many of the states in which we write commercial property insurance, however, mandate that we cover fire following an act of terrorism. Under TRIA, each participating insurer is responsible for paying a deductible of specified losses before federal assistance is available. This deductible is based on a percentage of the prior year’s applicable Commercial Lines premiums. In 2013, our deductible is approximately $209 million. For losses above the deductible, the federal government will pay 85% of losses to an industry limit of $100 billion, and the insurer retains 15%. Although TRIA’s provisions will mitigate our loss exposure to a large-scale terrorist attack, our deductible is substantial and could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings. TRIA expires on December 31, 2014. Failure of Congress to renew TRIA could leave certain of our current risks for which state law requires coverage without any recourse to reinsurance in an act of terrorism.

Our ability to reduce our risk exposure depends on the availability and cost of reinsurance.

We transfer a portion of our underwriting risk exposure to reinsurance companies. Through our reinsurance arrangements, a specified portion of our losses and loss expenses are assumed by the reinsurer in exchange for a specified portion of premiums. The availability, amount, and cost of reinsurance depend on market conditions, which may vary significantly. Our major reinsurance contracts renew annually and may be impacted by the market conditions at the time of the renewal that are unrelated to our specific book of business or experience. Any decrease in the amount of our reinsurance will increase our risk of loss.

Any increase in the cost of reinsurance that cannot be included in renewal price increases will reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms. Either could adversely affect our ability to write future business or result in the assumption of more risk with respect to those policies we issue.

We expect the cost of reinsurance to increase generally in 2013 as a result of the losses incurred by the reinsurance and insurance industry generally from Hurricane Sandy. Because various Northeastern state officials did not issue hurricane warnings in 2012 related to Hurricane Sandy, which had winds exceeding the threshold of a Category 1 hurricane, both the reinsurance and insurance industry incurred higher losses than anticipated, as insurers like us were not permitted to impose hurricane deductibles.

We are exposed to credit risk.

We are exposed to credit risk in several areas of our insurance operations segments, including from:

•	Our reinsurers, who are obligated to us under our reinsurance agreements. The relatively small size of the reinsurance market and our objective to maintain an average weighted rating of “A” by A.M. Best on our current reinsurance programs constrains our ability to diversify this credit risk. However, some of our reinsurance credit risk is collateralized.

•	Some of our independent and wholesale agents, who collect premiums from insureds and are required to remit the collected premium to us.

•	Some of our insureds, who are responsible for payment of deductibles and/or premiums directly to us.

•	The invested assets in our defined benefit plan, which partially serve to fund the insurance operations liability associated with this plan. To the extent that credit risk adversely impacts the valuation and performance of the invested assets within our defined benefit plan, the funded status of the defined benefit plan could be adversely impacted and, as result, could increase the cost of the plan to us.

It is possible that current economic conditions could increase our credit risk. Our exposure to credit risk could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

The property and casualty insurance industry is subject to general economic conditions and is cyclical.

The property and casualty insurance industry has experienced significant fluctuations in its historic results due to competition, occurrence or severity of catastrophic events, levels of capacity, general economic conditions, interest rates, and other factors. Demand for insurance is influenced by prevailing general economic conditions. The supply of insurance is related to prevailing prices, the levels of insured losses and the levels of industry capital which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance industry. In addition, pricing is influenced by the operating performance of insurers as increased pricing may be necessary to meet return on equity objectives. As a result, the insurance industry historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity and poor operating performance by insurers drives favorable premium levels. Competitors pricing business below technical levels could force us to reduce our profit margin in order to protect our best business.

Pricing and loss trends impact our profitability. For example, assuming retention and all other factors remain constant:

•	A pure price decline of approximately 1% would increase our statutory combined ratio by approximately 0.65 points;
•	A 3% increase in our expected claim costs for the year would cause our loss and loss expense ratio to increase by approximately two points; and
•	A combination of the two could raise the combined ratio approximately three points.

The industry’s profitability also is affected by unpredictable developments, including:

•	Natural and man-made disasters;
•	Fluctuations in interest rates and other changes in the investment environment that affect investment returns;
•	Inflationary pressures (medical and economic) that affect the size of losses;
•	Judicial, regulatory, legislative, and legal decisions that affect insurers’ liabilities;
•	Changes in the frequency and severity of losses;
•	Pricing and availability of reinsurance in the marketplace; and
•	Weather-related impacts due to the effects of climate changes.

Any of these developments could cause the supply or demand for insurance to change and could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

Difficult conditions in global capital markets and the economy may adversely affect our revenue and profitability and harm our business, and these conditions may not improve in the near future.

General economic conditions in the United States and throughout the world and volatility in financial and insurance markets materially affect our results of operations. Concerns over such issues as the availability and cost of credit, the stability of the United States mortgage market, weak real estate markets, high unemployment, volatile energy and commodity prices, and geopolitical issues, also have led to declines in business and consumer confidence. Declines in business and consumer confidence limit economic growth, which decreases insurance purchases and limits our ability to achieve price increases.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, and inflation all affect the business and economic environment and, indirectly, the amount and profitability of our business. With continuing high unemployment, lower family income, lower corporate earnings, lower business investment, and lower consumer spending, the demand for insurance products is adversely affected. In addition, we are impacted by the recent decrease in commercial and new home construction and home ownership because 34% of direct premiums written in our standard Commercial Lines business during 2012 were generated through insurance policies written to cover contractors. In addition, 37% of direct premiums written in our standard Commercial Lines business during 2012 were based on payroll/sales of our underlying insureds. An economic downturn in which our customers decline in revenue or employee count can adversely affect our audit and endorsement premium in Commercial Lines, as it did in 2010 and 2009. Further unfavorable economic developments could adversely affect our earnings if our customers have less need for insurance coverage, cancel existing insurance policies, modify coverage, or choose not to renew with us. Challenging economic conditions also may impair the ability of our customers to pay premiums as they come due. We are unable to predict the likely duration and severity of the current economic conditions in the United States and other countries, which may have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

A downgrade or a potential downgrade in our financial strength or credit ratings could result in a loss of business and could have a material adverse effect on our financial condition and results of operations.

Our financial strength ratings, as issued by the following Nationally Recognized Statistical Rating Organizations ("NRSROs"), are as follows:

NRSRO	Financial Strength Rating	Outlook
A.M. Best and Company	“A”	Stable
S&P	“A”	Negative
Moody’s Investor Service	“A2”	Negative
Fitch Ratings	“A+”	Stable

A significant rating downgrade, particularly from A.M. Best, could: (i) affect our ability to write new or renewal business with customers, some of whom are required under various third party agreements to maintain insurance with a carrier that maintains a specified minimum rating; or (ii) be an event of default under our line of credit with Wells Fargo Bank, National Association (“Line of Credit”). The Line of

Credit requires our Insurance Subsidiaries to maintain an A.M. Best rating of at least “A-” (one level below our current rating) and a default could lead to acceleration of any outstanding principal. Such an event also could trigger default provisions under certain of our other debt instruments and negatively impact our ability to borrow in the future. As a result, any significant downgrade in our financial strength ratings could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength and debt ratings.

NRSROs also rate our long-term debt creditworthiness. Credit ratings indicate the ability of debt issuers to meet debt obligations in a timely manner and are important factors in our overall funding profile and ability to access certain types of liquidity. Our current credit ratings are as follows:

NRSRO	Credit Rating	Long Term Credit Outlook
A.M. Best and Company	“bbb+”	Stable
S&P	“BBB”	Negative
Moody’s Investor Service	“Baa2”	Negative
Fitch Ratings	“BBB+”	Stable

Downgrades in our credit ratings could have a material adverse effect on our financial condition and results of operations in many ways, including making it more expensive for us to access capital markets.

Because of the difficulties experienced by many financial institutions during the recent credit crisis, including insurance companies, and the public criticism of NRSROs, we believe it is possible that the NRSROs: (i) may continue to heighten their level of scrutiny of financial institutions; (ii) may increase the frequency and scope of their reviews; and (iii) may adjust upward the capital and other requirements employed in their models for maintaining certain rating levels. We cannot predict possible actions NRSROs may take regarding our ratings that could adversely affect our business or the possible actions we may take in response to any such actions.

We have many competitors and potential competitors.

The insurance industry is highly competitive. The current economic environment has only served to further increase competition. We compete with regional, national, and direct-writer property and casualty insurance companies for customers, agents, and employees. Some competitors are public companies and some are mutual companies. Many competitors are larger and may have lower operating costs or costs of capital. They also may have the ability to absorb greater risk while maintaining their financial strength ratings. Consequently, some competitors may be able to price their products more competitively. These competitive pressures could result in increased pricing pressures on a number of our products and services, particularly as competitors seek to win market share, and may impair our ability to maintain or increase our profitability. We also face competition, primarily in Commercial Lines, from entities that self-insure their own risks. Because of its relatively low cost of entry, the internet has also emerged as a significant place of new competition, both from existing competitors and new competitors. It is also possible that reinsurers, who have significant knowledge of the primary property and casualty insurance business because they reinsure it, could enter the market to diversify their operations. New competition could also cause changes in the supply or demand for insurance and adversely affect our business.

We have less loss experience data than our larger competitors.

We believe that insurance companies are competing and will continue to compete on their ability to use reliable data about their insureds and loss experience in complex analytics and predictive models to project risk profitability and more effectively match price to risk. With the consistent expansion of computing power and the decline in its cost, we believe that data and analytics use will continue to increase and become more complex and accurate. As a regional insurance group, the loss experience from our insurance operations is not large enough in all circumstances to analyze and project our future costs. In addition, we have limited data regarding our excess and surplus lines ("E&S") business, which we assumed in 2011 and began writing directly in 2012. We use data from Insurance Services Office, Inc. ("ISO") and the National Council on Compensation Insurance, Inc. ("NCCI") to obtain sufficient industry loss experience data. While statistically relevant, that data is not specific to the performance of risks we have underwritten.

Larger competitors, particularly national carriers, have significantly more data regarding the performance of risks that they have underwritten. The analytics of their loss experience data may be more predictive of profitability of their risks than our analysis using, in part, general industry loss experience. For the same reason, should Congress repeal the McCarran-Ferguson Act, which provides an anti-trust exemption for the aggregation of loss data, and we are unable to access data from ISO and NCCI, we will be at a competitive disadvantage to larger insurers who have more sufficient loss experience data on their own insureds.

We depend on independent insurance agents and wholesale agency partners.

We market and sell our insurance products through independent insurance agents and wholesale agents who are not our employees. We believe that independent and wholesale agents will remain a significant force in overall insurance industry premium production because they can provide insureds with a wider choice of insurance products than if they represented only one insurer. That, however, creates competition in our distribution channel and we must market our products and services to our agents before they sell them to our mutual customers. Our financial condition and results of operations are tied to the successful marketing and sales efforts of our products by our agents. In addition, under insurance laws and regulations and common law, we potentially can be held liable for business practices or actions taken by our agents.

We face risks regarding our flood business because of uncertainties regarding the National Flood Insurance Program (“NFIP”).

We are the sixth largest insurance group participating in the write-your-own ("WYO") arrangement of the NFIP, which is managed by the Mitigation Division of the Federal Emergency Management Agency ("FEMA") in the U.S. Department of Homeland Security. For WYO participation, we receive an expense allowance for policies written and a servicing fee for claims administered. Under the program, all losses are 100% reinsured by the Federal Government. Currently, the expense allowance is 30.7% of premiums written. The servicing fee is the combination of 0.9% of direct written premiums and 1.5% of incurred losses.

The NFIP is funded by Congress. In the last several years, funding of the program has continued through short extensions as part of continuing resolutions to temporarily maintain current spending. At present, the funding for the program has been extended to September 30, 2017. In addition to the extension, the industry currently interprets the Biggert-Waters Flood Insurance Reform Act of 2012 (the "Reform Act") as: (i) increasing the annual limitation on flood premium increases from 10% to 20%; (ii) requiring, for pre-Flood Insurance Rate Map ("FIRM") properties, a 25% annual premium increase on non-primary residences and subsidized business properties until actuarial rates are achieved; (iii) requiring a 20% annual premium increase on all other properties affected by map changes until actuarial rates are achieved; (iv) increasing the minimum annual deductibles for pre-FIRM properties; and (v) allows for installment plans to pay premiums. The legislation directs FEMA to develop a storm model to better define “wind” versus “water” claims and the responsibility of payment between the NFIP and private insurers. In addition, the Reform Act directs FEMA to re-examine the way reimbursement rates to WYO carriers are being calculated to ensure that WYO carriers are being reimbursed based on actual expenses. These changes, and specifically potential changes in compensation of WYO carriers, may impact the financial viability of our participation in the program.

As a WYO carrier, we are required to follow certain NFIP procedures when administering flood policies and claims. Some of these requirements may be different from our normal business practices and may present a reputational risk to our brand. Insurance companies are regulated by states; however, NFIP is a federal program and there may be instances where requirements placed on WYO carriers by NFIP are not consistent with the regulations of a particular state. Consequently, we have the risk that our regulators' positions may conflict with NFIP’s position on the same issue. In early 2013, elected officials in the some of the Northeastern states impacted by Hurricane Sandy have discussed introducing or have introduced legislation attempting to set standards for NFIP claims practices. It is uncertain whether those proposals will become law or, if they do, whether they will withstand a federal pre-emption legal challenge.

There are many critics of the NFIP, including the new Chairman of the Financial Services Committee of the U.S. House of Representatives, Jeb Hensarling, and there is uncertainty regarding its future. On

January 4, 2013, Rep. Hensarling indicated that his committee intended to take up legislation to "transition to a private, innovative, competitive, sustainable flood insurance market.” However, if flood insurance was privatized and the current level of federal subsidization was eliminated, actuarially-justified flood insurance rates may be deemed to be too high by consumers and public officials. The uncertainty behind the public policy debate and politics of flood insurance funding and reform make it difficult for us to predict the future of the NFIP and the financial viability of our participation in the program.

We are heavily regulated and changes in regulation may reduce our profitability, increase our capital requirements and/or limit our growth.

Our Insurance Subsidiaries are heavily regulated by extensive laws and regulations that may change on short notice. The primary public policy behind insurance regulation is the protection of policyholders and claimants over all other constituencies, including shareholders. Historically and by virtue of the McCarran-Ferguson Act, our Insurance Subsidiaries are primarily regulated by the states in which they are domiciled and licensed. State insurance regulation is generally uniform throughout the U.S. by virtue of similar laws and regulations required by the National Association of Insurance Commissioners (“NAIC”) to accredit state insurance departments so their examinations can be given full faith and credit by other state regulators. Despite their general similarity, various provisions of these laws and regulations vary from state to state. At any given time, there may be various legislative and regulatory proposals in each of the 50 states and District of Columbia that, if enacted, may affect our Insurance Subsidiaries.

The broad regulatory, administrative, and supervisory powers of the various state departments of insurance include the following:

•	Related to our financial condition, review and approval of such matters as minimum capital and surplus requirements, standards of solvency, security deposits, methods of accounting, form and content of statutory financial statements, reserves for unpaid loss and loss adjustment expenses, reinsurance, payment of dividends and other distributions to shareholders, periodic financial examinations, and annual and other report filings.

•	Related to our general business, review and approval of such matters as certificates of authority and other insurance company licenses, licensing and compensation of agents, premium rates (which may not be excessive, inadequate, or unfairly discriminatory), policy forms, policy terminations, reporting of statistical information regarding our premiums and losses, periodic market conduct examinations, unfair trade practices, participation in mandatory shared market mechanisms, such as assigned risk pools and reinsurance pools, participation in mandatory state guaranty funds, and mandated continuing workers compensation coverage post-termination of employment.

•	Related to our ownership of the Insurance Subsidiaries, we are required to register as an insurance holding company system in each state where an insurance subsidiary is domiciled and report information concerning all of our operations that may materially affect the operations, management, or financial condition of the insurers. As an insurance holding company, the appropriate state regulatory authority may: (i) examine us or our Insurance Subsidiaries at any time; (ii) require disclosure or prior approval of material transactions of any of the Insurance Subsidiaries with us or each other; and (iii) require prior approval or notice of certain transactions, such as payment of dividends or distributions to us.

Although Congress has largely delegated insurance regulation to the various states by virtue of the McCarran-Ferguson Act, we are also subject to federal legislation and administrative policies, such as disclosure under the securities laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act, TRIA, Office of Foreign Assets Control (“OFAC”), and various privacy laws, including the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Drivers Privacy Protection Act, the Health Insurance Portability and Accountability Act, and the policies of the Federal Trade Commission. As a result of issuing workers compensation policies, we also are subject to Mandatory Medicare Secondary Payer Reporting under the Medicare, Medicaid, and SCHIP Extension Act of 2007.

The European Union has enacted Solvency II, which sets out new requirements on capital adequacy and risk management for insurers, which is expected to become effective in January 2015.  The strengthened regime is intended to reduce the possibility of consumer loss or market disruption in insurance.  Although Solvency II does not govern domestic American insurers; its existence in an increasingly global economy pressures domestic regulators to consider similar measures.  The NAIC has recently adopted the Own Risk Solvency Assessment ("ORSA") Model Law, which requires insurers to maintain a framework for identifying, assessing, monitoring, managing and reporting on the “material and relevant risks” associated with the insurer's (or insurance group's) current and future business plans. ORSA, which is currently being considered for adoption by state insurance regulators, requires companies to file an internal assessment of their solvency with insurance regulators annually beginning in 2015. Although no specific capital adequacy standard is currently articulated in ORSA, it is possible that such standard will be developed over time and may increase insurers' minimum capital requirements which could adversely impact our growth and return on equity.

We also are subject to non-governmental regulators, such as the NASDAQ Stock Market and the New York Stock Exchange, where we list our securities. Many of these regulators, to some degree, overlap with each other on various matters. They also have different regulations on the same legal issues that are subject to their individual interpretative discretion. Consequently, we have the risk that one regulator’s position may conflict with another regulator’s position on the same issue. As compliance is generally reviewed in hindsight, we also are subject to the risk that interpretations will change over time.

We believe that we are in compliance with all laws and regulations that have a material effect on our results of operations, but the cost of complying with various, potentially conflicting laws and regulations, and changes in those laws and regulations could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

We are subject to the risk that legislation will be passed significantly changing insurance regulation and adversely impacting our business, our financial condition, and our results of operations.

In 2009, the Dodd-Frank Act was enacted to address the financial markets crises in 2008 and 2009 and the issues regarding the American International Group, Inc. scandal. The Dodd-Frank Act created the Federal Insurance Office as part of the U.S. Department of Treasury to advise the federal government regarding insurance issues. The Dodd-Frank Act also requires the Federal Reserve through the Financial Services Oversight Council (“FSOC”) to supervise financial services firms designated as systemically significant. Selective is not considered one of these firms. The Dodd-Frank Act also included a number of corporate governance reforms for publicly traded companies, including proxy access, say-on-pay, and other compensation and governance issues requiring shareholder action. We anticipate that there will continue to be a number of legislative proposals discussed and introduced in Congress that could result in the federal government becoming directly involved in the regulation of insurance:

•	Repeal of the McCarran-Ferguson Act. While recent proposals for McCarran-Ferguson Act repeal have been directed primarily at health insurers, if enacted and applicable to property and casualty insurers, such repeal would significantly reduce our ability to compete and materially affect our results of operations because we rely on the anti-trust exemptions the law provides to obtain loss data from third party aggregators, such as ISO and NCCI, to predict future losses. Our inability to access data from ISO and NCCI would put us at a competitive disadvantage to larger insurers who have more sufficient loss experience data with their own insureds.

•	National Catastrophic Funds. Various legislative proposals have been introduced that would establish a federal reinsurance catastrophic fund as a federal backstop for future natural disasters. These bills generally encourage states to create catastrophe funds by creating a federal backstop for states that create the funds. If legislation of this type is passed, states may create catastrophe funds and mandate us to write insurance in geographic areas that are susceptible to catastrophe loss and could have a material adverse effect on our operations, liquidity, financial condition, financial strength, and ratings.

•	Healthcare reform. The enactment of the Patient Protection and Affordable Care Act of 2010 (the “Healthcare Act”) may have an impact on various aspects of our business, including our insurance operations. Because this legislation reduces the cost of healthcare services to health insurers, healthcare providers may charge more to insurers not covered under the Healthcare Act, which would increase our cost to provide workers compensation, automobile Personal Injury Protection ("PIP") and general liability coverages, among others. In addition, we will be impacted as a business enterprise by potential tax issues and changes in employee benefits. The Healthcare Act will be implemented over time and we continue to monitor and assess its impact.

•	Changes in Reinsurance Collateral requirements. In 2011, the NAIC adopted a model law changing reinsurance collateral requirements for reinsurers not domiciled in the United States. The law is now going through the adoption process in the various states. The adoption of the model law by states in which we operate impacts our ability to obtain collateral from foreign reinsurers.

•	Changes in rules for Department of Housing and Urban Development ("HUD"). In 2011, HUD proposed a new "Disparate Impact" regulation which may adversely impact insurers' ability to differentiate pricing for homeowners policies using traditional risk selection analysis. The new regulation has not been adopted, but it also has not been withdrawn and it is uncertain as to whether it will impact the property and casualty industry and underwriting practices.

In addition, in the aftermath of Hurricane Sandy, several Northeastern state officials have issued and extended orders that: (i) prevent or restrict the ability of insurers to cancel policies, even for non-payment of premiums, in areas impacted by Hurricane Sandy; and (ii) require certain service level standards related to Sandy-related claims processing that were not contemplated or priced for when the policies were issued.

We cannot predict whether any of these or any related proposal will be adopted, or what impact, if any, such proposals or the cost of compliance with such proposals, could have on our results of operations, liquidity, financial condition, financial strength, and debt ratings if enacted.

Class action litigation could affect our business practices and financial results.

Our industry has been the target of class action litigation, including the following areas:

•	After-market parts;
•	Urban homeowner insurance underwriting practices, including those related to architectural or structural features and attempts by federal regulators to expand the Federal Housing Administrations guidelines to determine unfair discrimination;
•	Credit scoring and predictive modeling pricing;
•	Investment disclosure;
•	Managed care practices;
•	Timing and discounting of personal injury protection claims payments;
•	Direct repair shop utilization practices;
•	Flood insurance claim practices; and
•	Shareholder class action suits.

If we were to be named in such class action litigation, we could suffer reputational harm with purchasers of insurance and have increased litigation expenses that could have a materially adverse effect on our operations or results.

Changes in accounting guidance could impact the results of our operations and financial condition.

The Financial Accounting Standards Board (“FASB”) is working with the International Accounting Standards Board (“IASB”) on a joint project that could significantly impact today’s insurance model. Potential changes include, but are not limited to: (i) redefining the revenue recognition process for insurance companies; and (ii) requiring loss reserve discounting. As indicated in Note 2. “Summary of Significant Accounting Policies” in Item 8. “Financial Statements and Supplementary Data.” of our Annual Report on Form 10-K, our premiums are earned over the period that coverage is provided and we do not discount our loss reserves. Final guidance from this joint project could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

The FASB is also currently reviewing a number of proposed changes to existing accounting guidance, several of which are the result of joint projects with the IASB. Potential changes to accounting guidance regarding the treatment of financial instruments, fair value measurement, and leases could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings. It is uncertain as to how the NAIC will react to these potential accounting changes.

Risks Related to Our Investment Segment

The failure of our risk management strategies could have a material adverse effect on our financial condition or results of operations.

We employ a number of risk management strategies to reduce our exposure to risk that include, but are not limited to, the following:

•	Being prudent in establishing our investment policy and appropriately diversifying our investments;
•	Using complex financial and investment models to analyze historic investment performance and predict future investment performance under a variety of scenarios using asset concentration, asset volatility, asset correlation, and systematic risk; and
•	Closely monitoring investment performance, general economic and financial conditions, and other relevant factors.

All of these strategies have inherent limitations. We cannot be certain that an event or series of unanticipated events will not occur and result in losses greater than we expect and have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

Difficult conditions in global capital markets and the economy may adversely affect our revenue and profitability and harm our business, and these conditions may not improve in the near future.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, in both the United States ("U.S.") and abroad. Concerns over the availability and cost of credit, the U.S. mortgage market, a weak real estate market in the U.S., high unemployment, volatile energy and commodity prices, and geopolitical issues, among other factors, have contributed to increased volatility in the financial markets, increased potential for credit downgrades, and decreased liquidity in certain investment segments. In addition, the low investment yield environment that is a result of a combination of Federal Reserve policy and the continuing economic conditions are expected to continue for the next several years. As our fixed income securities mature, they are replaced with lower yielding securities, which negatively impact our overall portfolio yield. These conditions impact our ability to produce investment results consistent with historical performance.

Turbulent financial markets in 2012 were driven in part from the significant level of concern surrounding rising government debt levels across the globe and fiscal uncertainty in the U.S.  Lack of confidence in the stability of the European Union, continued uncertainty about growth in global economies and U.S. Congress' continued delay in resolving debt and government spending issues may have an adverse effect on the valuation of our investment portfolio. As of December 31, 2012, the Company had approximately $29.5 million, or 0.7%, invested in Eurozone government, corporate, and equity securities. Our Eurozone sovereign debt exposure in the portfolio totals less than $5.9 million and is issued by Germany. For further information regarding our European exposure, see Item 7A. “Quantitative and Qualitative Disclosures About Market Risk.” of our Annual Report on Form 10-K.

We are exposed to interest rate and credit risk in our investment portfolio.

We are exposed to interest rate risk primarily related to the market price, and cash flow variability, associated with changes in interest rates. A rise in interest rates may decrease the fair value of our existing fixed maturity investments and declines in interest rates may result in an increase in the fair value of our existing fixed maturity investments. Our fixed income investment portfolio, which currently has a duration of 3.6 years excluding short term investments, contains interest rate sensitive instruments that may be adversely affected by changes in interest rates resulting from governmental monetary policies, domestic and international economic and political conditions, and other factors beyond our control. A rise in interest rates would decrease the net unrealized gain position of the investment portfolio, offset by our ability to earn higher rates of return on funds reinvested in new investments. Conversely, a decline in interest rates would increase the net unrealized gain position of the investment portfolio, offset by lower rates of return on funds reinvested and new investments. Changes in interest rates will also have an effect on the calculated duration of certain securities in the portfolio. We seek to mitigate our interest rate risk associated with holding fixed maturity investments by monitoring and maintaining the average duration of our portfolio with a view toward achieving an adequate after-tax return without subjecting the portfolio to an unreasonable level of interest rate risk. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our assets relative to our liabilities.

The value of our investment portfolio is subject to credit risk from the issuers and/or guarantors of the securities in the portfolio, other counterparties in certain transactions and, for certain securities, insurers that guarantee specific issuer’s obligations. Defaults by the issuer or an issuer’s guarantor, insurer, or other counterparties regarding any of our investments, could reduce our net investment income and net realized investment gains or result in investment losses. We are also subject to the risk that the issuers, or guarantors, of fixed maturity securities we own may default on principal and interest payments due under the terms of the securities. At December 31, 2012, our fixed maturity securities portfolio represented approximately 89% of our total invested assets. The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit spreads, budgetary deficits, or other events that adversely affect the issuers or guarantors of these securities could cause the value of our fixed maturity securities portfolio and our net income to decline and the default rate of our fixed maturity securities portfolio to increase.

With economic uncertainty, credit quality of issuers or guarantors could be adversely affected and a ratings downgrade of the issuers or guarantors of the securities in our portfolio could also cause the value of our fixed maturity securities portfolio and our net income to decrease. For example, rating agency downgrades of monoline insurance companies during 2009 contributed to a decline in the carrying value and market liquidity of our municipal bond investment portfolio. A reduction in the value of our investment portfolio could have a material adverse effect on our business, results of operations, financial condition, and debt ratings. Levels of write downs are impacted by our assessment of the impairment, including a review of the underlying collateral of structured securities, and our intent and ability to hold securities that have declined in value until recovery. If we reposition or realign portions of the portfolio, so that we determine not to hold certain securities in an unrealized loss position to recovery, we will incur an other-than-temporary impairment (“OTTI”) charge. For further information regarding credit and interest rate risk, see Item 7A. “Quantitative and Qualitative Disclosures About Market Risk.” of our Annual Report on Form 10-K.

We are exposed to risk in our municipal bond portfolio.

Approximately 34% of our fixed maturity securities are state or local municipality obligations. There have been widespread reports regarding the stress on state and local governments emanating from: (i) declining revenues; (ii) large unfunded liabilities; and (iii) entrenched cost structures. Debt-to-gross domestic product ratios for many states have been deteriorating due to, among other factors: (i) declines in federal monetary assistance provided as the United States is currently experiencing the largest deficit in its history; and (ii) lower levels of sales and property tax revenue as unemployment remains elevated and the housing market continues to remain unstable. Although we closely monitor this portfolio, we may not be able to mitigate the exposure in our municipal portfolio if state and local governments are unable to fulfill their obligations. In addition at December 31, 2012, 30% of our investment portfolio was invested in tax-exempt municipal obligations. As such, the value of our investment portfolio could be adversely affected by legislation that changes the current tax preference of municipal obligations. Additionally, any such changes in tax law could reduce the overall net investment return of our portfolio.

Our statutory surplus may be materially affected by rating downgrades on investments held in our portfolio.

We are exposed to significant financial and capital markets risks, primarily relating to interest rates, credit spreads, equity prices, and the change in market value of our alternative investment portfolio. A decline in both income and our investment portfolio asset values could occur as a result of, among other things, a decrease in market liquidity, falling interest rates, decreased dividend payment rates, negative market perception of credit risk with respect to types of securities in our portfolio, a decline in the performance of the underlying collateral of our structured securities, reduced returns on our alternative investment portfolio, or general market conditions. A global decline in asset values will be more amplified in our financial condition, as our statutory surplus is leveraged at a 4.0:1 ratio to our investment portfolio.

With economic uncertainty, the credit quality and ratings of securities in our portfolio could be adversely affected. The NAIC could potentially apply a more adverse class code on a security than was originally assigned, which could adversely affect statutory surplus because securities with NAIC class codes three through six require securities to be marked-to-market for statutory accounting purposes, as compared to securities with NAIC class codes of one or two that are carried at amortized cost.

Deterioration in the public debt and equity markets, as well as in the private investment marketplace, could lead to investment losses, which may adversely affect our results of operations, financial condition, liquidity, and debt ratings.

Like many other property and casualty insurance companies, we depend on income from our investment portfolio for a significant portion of our revenue and earnings. Our investment portfolio is exposed to significant financial and capital markets risks, and volatile changes in general market conditions could lead to a decline in the market value of our portfolio as well as the performance of the underlying collateral of our structured securities.

Our notes payable and Line of Credit are subject to certain debt-to-capitalization restrictions and net worth covenants, which could be impacted by a significant decline in investment value. Further other-than-temporary impairment (“OTTI”) charges could be necessary if there is a future significant decline in investment values. Depending on market conditions going forward, and in the event of extreme prolonged market events, such as the global credit crisis, we could incur additional realized and unrealized losses in future periods, which could have an adverse impact on our results of operations, financial condition, debt and financial strength ratings, and our ability to access capital markets as a result of realized losses, impairments, and changes in unrealized positions.

For more information regarding market interest rate, credit, and equity price risk, see Item 7A. “Quantitative and Qualitative Disclosures About Market Risk.” of our Annual Report on Form 10-K.

There can be no assurance that the actions of the U.S. Government, Federal Reserve, and other governmental and regulatory bodies will achieve their intended effect.

The Federal Reserve has taken a number of actions related to interest rates and purchasing of financial instruments intended to spur economic recovery. However, economic uncertainty is still prevalent within the markets, and, economic conditions suggest the risk of higher than expected inflation in the long term. Increased pressure on the price of our fixed income and equity portfolios may occur if these economic stimulus actions are not as effective as originally intended. These results could materially and adversely affect our results of operations, financial condition, liquidity and the trading price of our common stock. In the event of future material deterioration in business conditions, we may need to raise additional capital or consider other transactions to manage our capital position and liquidity.

A period of sustained low interest rates would have an adverse effect on investment income as higher yielding securities mature and we reinvest the proceeds at lower yields.

In addition, our investment activities are subject to extensive laws and regulations that are administered and enforced by a number of different governmental authorities and non-governmental self-regulatory agencies. In light of the current economic conditions, some of these authorities have implemented, or may in the future implement, new or enhanced regulatory requirements, such as those included in the Dodd-Frank Act, intended to restore confidence in financial institutions and reduce the likelihood of similar economic events in the future. These authorities may also seek to exercise their supervisory and enforcement authority in new or more robust ways. Such events could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements. These developments, if they occurred, could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

We are subject to the types of risks inherent in investing in private limited partnerships.

Our other investments include investments in private limited partnerships that invest in various strategies such as private equity, mezzanine debt, distressed debt, and real estate. We are subject to risks arising from the fact that the determination of the fair value of these types of investments is inherently subjective. The general partner of each of these partnerships generally reports the change in the fair value of the interests in the partnership on a one quarter lag because of the nature of the underlying assets or liabilities. Since these partnerships’ underlying investments consist primarily of assets or liabilities for which there are no quoted prices in active markets for the same or similar assets, the valuation of interests in these partnerships is subject to a higher level of subjectivity and unobservable inputs than substantially all of our other investments and as such, is subject to greater scrutiny and reconsideration from one reporting period to the next. These factors may result in significant changes in the fair value of these investments between reporting periods, which could lead to significant decreases in their fair value. Since we record our investments in these various partnerships under the equity method of accounting, any decreases in the valuation of these investments would negatively impact our results of operations. In addition, pursuant to the various limited partnership agreements of these partnerships, we are committed for the full life of each fund and cannot redeem our investment with the general partner. Liquidation is only triggered by certain clauses within the limited partnership agreements or at the funds’ stated end date, at which time we will receive our final allocation of capital and any earned appreciation of the underlying investments. We also are subject to potential future capital calls in the aggregate amount of approximately $57 million as of December 31, 2012.

We value our investments using methodologies, estimations, and assumptions that are subject to differing interpretations. Changes in these interpretations could result in fluctuations in the valuations of our investments that may adversely affect our results of operations or financial condition.

Fixed maturity, equity, and short-term investments, which are reported at fair value on our Consolidated Balance Sheet, represented the majority of our total cash and invested assets as of December 31, 2012. As required under accounting rules, we have categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1). The next priority is to quoted prices in markets that are not active or inputs that are observable either directly or indirectly, including quoted prices for similar assets or liabilities or in markets that are not active and other inputs that can be derived principally from, or corroborated by, observable market data for substantially the full term of the assets or liabilities (Level 2). The lowest priority in the fair value hierarchy is to unobservable inputs supported by little or no market activity and that reflect the reporting entity’s own assumptions about the exit price, including assumptions that market participants would use in pricing the asset or liability (Level 3).

An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation. We generally use an independent pricing service and broker quotes to price our investment securities. At December 31, 2012, approximately 13% and 86% of these securities represented Level 1 and Level 2, respectively. However, prices provided by an independent pricing service and independent broker quotes can vary widely even for the same security. Rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements ("Financial Statements") and the period-to-period changes in value could vary significantly. Decreases in value may result in an increase in non-cash OTTI charges, which could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.

The determination of the amount of impairments taken on our investments is highly subjective and could materially impact our results of operations or our financial position.

The determination of the amount of impairments taken on our investments is based on our periodic evaluation and assessment of our investments and known and inherent risks associated with the various asset classes. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in impairments as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken as reflected in our Financial Statements. Furthermore, additional impairments may need to be taken in the future. Historical trends may not be indicative of future impairments.

An investment in a fixed maturity or equity security is impaired if its fair value falls below its carrying value and the decline is considered to be other-than-temporary. We regularly review our entire investment portfolio for declines in value. Management’s assessment of a decline in value includes, but is not limited to, current judgment as to the financial position and future prospects of the security issuer as well as general market conditions. For fixed maturity securities, if we believe that a decline in the value of a particular investment is temporary, and we do not have the intent to sell these securities and do not believe we will be required to sell these securities before recovery, we record the decline as an unrealized loss in accumulated other comprehensive income for those securities that are designated as available-for-sale. Our assessment of whether an equity security is other-than-temporarily-impaired also includes our intent to hold the security in the near term. For both fixed maturity and equity securities, if we believe the decline is other than temporary, we write down the carrying value of the investment and record a realized loss in our Consolidated Statements of Income.

Additionally, management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations in the impairment evaluation process include, but are not limited to: (i) whether the decline appears to be issuer or industry specific; (ii) the relationship of market prices per share to book value per share at the date of acquisition and date of evaluation; (iii) the price-earnings ratio at the time of acquisition and date of evaluation; (iv) the financial condition and near-term prospects of the issuer, including any specific events that may influence the issuer’s operations; (v) the recent income or loss of the issuer; (vi) the independent auditors’ report on the issuer’s recent financial statements; (vii) the dividend policy of the issuer at the date of acquisition and the date of evaluation; (viii) any buy/hold/sell recommendations or price projections published by outside investment advisors; (ix) any rating agency announcements; (x) the length of time and the extent to which the fair value has been less than cost/amortized cost; and (xi) the evaluation of projected cash flows of the underlying collateral. For further information regarding our evaluation and considerations for determining whether a security is other-than-temporarily impaired, please refer to “Critical Accounting Policies and Estimates” in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K.

We are a holding company and our ability to declare dividends to our shareholders, pay indebtedness, and enter into affiliate transactions may be limited because our Insurance Subsidiaries are regulated.

Restrictions on the ability of the Insurance Subsidiaries to pay dividends, make loans or advances to us, or enter into transactions with us may materially affect our ability to pay dividends on our common stock or repay our indebtedness.

As of December 31, 2012, the Parent had stand-alone retained earnings of $1.1 billion. Of this amount, $1.0 billion is related to investments in our Insurance Subsidiaries and debt. The Insurance Subsidiaries have the ability to provide for $106 million in annual dividends to us; however, as they are regulated entities, their ability to pay dividends or make loans or advances to us is subject to the approval or review of the insurance regulators in the states where they are domiciled. The standards for review of such transactions are whether: (i) the terms and charges are fair and reasonable; and (ii) after the transaction, the Insurance Subsidiary's surplus for policyholders is reasonable in relation to its outstanding liabilities and financial needs. Although dividends and loans to us from our Insurance Subsidiaries historically have been approved, we can make no assurance that future dividends and loans will be approved. For additional details regarding dividend restrictions, see Note 15. "Statutory Financial Information and Restrictions on

Dividends and Transfers of Funds" in Item 1. "Financial Statements." of the September 30, 2012 Form 10-Q as filed with the U.S. Securities and Exchange Commission.

Because we are an insurance holding company and a New Jersey corporation, we may be less attractive to potential acquirers and the value of our common stock could be adversely affected.

Because we are an insurance holding company that owns insurance subsidiaries, anyone who seeks to acquire 10% or more of our stock must seek prior approval from the insurance regulators in the states in which the subsidiaries are organized and file extensive information regarding their business operations and finances.

Because we are organized under New Jersey law, provisions in our Amended and Restated Certificate of Incorporation also may discourage, delay, or prevent us from being acquired, including:

•	Supermajority voting fair price requirements to approve business combinations;
•	Supermajority voting requirements to amend the foregoing provisions; and
•	The ability of our Board of Directors to issue “blank check” preferred stock.

Under the New Jersey Shareholders’ Protection Act, we may not engage in specified business combinations with a shareholder having indirect or direct beneficial ownership of 10% or more of the voting power of our outstanding stock (an “interested shareholder”) for a period of five years after the date the shareholder became an interested shareholder, unless: (i) the business combination is approved by our Board of Directors before the date they became an interested shareholder; (ii) the business combination is approved by two-thirds of our shareholders (other than the interested shareholder); or (iii) the business combination satisfies certain price criteria.

These provisions of our Amended and Restated Certificate of Incorporation and New Jersey law could have the effect of depriving our stockholders of an opportunity to receive a premium over our common stock’s prevailing market price in the event of a hostile takeover and may adversely affect the value of our common stock.

Risks Related to Our General Operations

Operational risks, including human or systems failures, are inherent in our business.

Operational risks and losses can result from, among other things, fraud, errors, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements, information technology failures, or external events.

We believe that our underwriting, predictive modeling and business analytics, and information technology and application systems are critical to our business. We expect our information technology and application systems to remain an important part of our underwriting process and our ability to compete successfully. We have also licensed certain systems and data from third parties. We cannot be certain that we will have access to these, or comparable, service providers, or that our information technology or application systems will continue to operate as intended. A major defect or failure in our internal controls or information technology and application systems could: (i) result in management distraction; (ii) harm our reputation; or (iii) increase our expenses. We believe appropriate controls and mitigation procedures are in place to prevent significant risk of a defect in our internal controls around our information technology and application systems, but internal controls provide only a reasonable, not absolute, assurance as to the absence of errors or irregularities and any ineffectiveness of such controls and procedures could have a significant and negative effect on our business.

We are subject to attempted cyber-attacks and other cybersecurity risks.

The nature of our business requires that we store and exchange electronically with appropriate parties and systems significant amounts of personally identifiable information that may be targeted in an attempted cybersecurity breach. In addition, our business is heavily reliant on various information technology and application systems that may be impacted by a malicious cyber-attack. These cyber incidents may cause lost revenues or increased expenses stemming from reputational damage and fines related to the breach of personally identifiable information, inability to use certain systems for a period of time, loss of financial assets, remediation and litigation costs and increased cybersecurity protection costs. We have developed and continue to invest in a variety of controls to prevent, detect and appropriately react to such cyber-attacks including periodically testing our systems security and access controls. However, cybersecurity risks continue to become more complex and broad ranging and our internal controls provide only a reasonable, not absolute, assurance that we will be able to protect ourselves from significant cyber-attack incidents. By outsourcing certain business and administrative functions to third parties, we may be exposed to enhanced risk of data security breaches. Any breach of data security could damage our reputation and/or result in monetary damages, which, in turn, could have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings. Although we have not experienced a material cyber-attack, we recently purchased insurance coverage to specifically address cybersecurity risks. The coverage provides protection up to $20 million above a deductible of $250,000 for various cybersecurity risks including privacy breach related incidents.

We depend on key personnel.

To a large extent, our businesses success depends on our ability to attract and retain key employees. Competition to attract and retain key personnel is intense. While we have employment agreements with certain key managers, all of our employees are at-will employees and we cannot ensure that we will be able to attract and retain key personnel. As of December 31, 2012, our workforce had an average age of approximately 47 and approximately 24% of our workforce was retirement eligible under our retirement and benefit plans.

If we experience difficulties with outsourcing relationships, our ability to conduct our business might be negatively impacted.

We outsource certain business and administrative functions to third parties for efficiencies and cost savings, and may do so increasingly in the future. If we fail to develop and implement our outsourcing strategies or our third-party providers fail to perform as anticipated, we may experience operational difficulties, increased costs, and a loss of business that may have a material adverse effect on our results of operations or financial condition.

We are subject to a variety of modeling risks, which could have a material adverse impact on our business results.

We rely on complex financial models, such as predictive modeling, a claims fraud model, third party catastrophe models, an enterprise risk management capital model, and modeling tools used by our investment managers, which have been developed internally or by third parties to analyze historical loss costs and pricing, trends in claims severity and frequency, the occurrence of catastrophe losses, investment performance, and portfolio risk. Flaws in these financial models, or faulty assumptions used by these financial models, could lead to increased losses. We believe that statistical models alone do not provide a reliable method of monitoring and controlling market risk. Therefore, such models are tools and do not substitute for the experience or judgment of senior management.

We have significant deferred tax assets that we may be unable to use if we do not generate sufficient future taxable income.

As of December 31, 2012, we had a deferred tax asset related to net operating losses ("NOLs") generated by our federal consolidated tax group in 2011 as well as NOLs acquired as a part of a recent stock purchase.  Generally, NOLs can be carried back two years and carried forward 20 years. While we have sufficient carryback capacity to absorb the 2011 NOL, we have elected to forego the carryback period due to alternative minimum tax considerations and intend to carry forward the net operating losses to offset future taxable income.  In the future, we would be required to establish a valuation allowance against our deferred tax assets if:  (i) it is determined that it is more likely than not that sufficient future income of the appropriate character will not be generated; and (ii) there are no valid tax planning strategies to generate taxable income of the appropriate character (i.e. ordinary loss or capital loss).  The establishment of a valuation allowance would have a material adverse effect on our results of operations, liquidity, financial condition, financial strength, and debt ratings.  As of December 31, 2012, no valuation allowance related to the NOLs generated in previous years has been recorded.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

By: /s/ Michael H. Lanza

Name: Michael H. Lanza
Title:   Executive Vice President and

    General Counsel

Date: February 5, 2013